Exhibit 23.1

Consent of Armanino LLP, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-224790) of our reports dated March 1, 2017 and March 27, 2018, relating to the consolidated financial statements and financial statement schedule of Echelon Corporation, which appears in the Current Report on Form 8-K of Adesto Technologies Corporation dated July 9, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus Supplement to the Registration Statement on Form S-3 (No. 333-224790).

/s/ ARMANINO LLP

San Jose, California
July 9, 2018